Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc.
New York, New York

We hereby consent to the use, in the Registration Statement No. 333-182941, Post-Effective Amendment No. 9 on Form N-2, of our report dated August 28, 2015, relating to the financial statements of Priority Income Fund, Inc., which is contained in the Statement of Additional Information of such Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York
October 21, 2015